Exhibit 5

Jody M. Walker
Attorney at Law
7841 South Garfield Way
Centennial, CO 80122
jmwalker85@earthlink.net
Telephone: 303-850-7637                         Facsimile: 303-482-2731

October 4, 2010

Original Source Entertainment, Inc.

Re: Opinion of Counsel - Registration Statement on Form S-1

Gentleman:

I have acted as counsel to Original Source Entertainment, Inc. in connection with the preparation and filing of a registration statement on Form S-1. The registration statement covers the registration under the Securities Act of 1933 of 10,000,000 common shares to be sold by Original Source Entertainment, Inc. and 1,500,000 common shares on behalf of selling security holders of Original Source Entertainment, Inc. I have examined the registration statement, Original Source Entertainment, Inc.'s articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the common shares have been and will be issued and that Original Source Entertainment, Inc. will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which common shares have been and may be sold, I am of the opinion that the common shares will, when sold, be validly issued, fully paid and nonassessable.

This opinion opines upon Nevada law, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on my knowledge of the law and facts as of the date of the registration statement's effectiveness.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Original Source Entertainment, Inc. in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.




                           CONSENT


I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.

Very truly yours,


/s/ Jody M. Walker
-----------------------
Jody M. Walker
Attorney-At-Law